UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2005 (June 27, 2005)
Date of Report (Date of earliest event reported)

Mitcham Industries, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas 77342
(Address of principal executive offices) (Zip Code)

936-291-2277
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Loan Agreement dated June 27, 2005
Security Agreement dated June 27, 2005
Lease and Rental Assignment dated June 27, 2005
Promissory Note dated June 27, 2005
Press Release dated June 29, 2005

Item 1.01 Entry into a Material Definitive Agreement.

     On June 27, 2005, Mitcham Industries, Inc. (the “Company”) entered into a loan agreement with First Victoria National Bank, providing a $12.5 million senior secured revolving credit facility for general corporate purposes (the “2005 Facility”). The 2005 Facility replaces the Company’s existing $4.0 million revolving credit facility. Borrowings under the 2005 Facility bear interest at the prime rate and interest on any outstanding balance is payable monthly. The agreement contains certain financial covenants, including a debt to shareholder’s equity ratio of a maximum of 1.3 to 1.0 and a current assets to current liabilities ratio of 1.25 to 1.0. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

          (c) Exhibits

10.1	Loan Agreement, dated as of June 27, 2005 between Mitcham Industries, Inc. and First Victoria National Bank.

10.2	Security Agreement, dated June 27, 2005, between Mitcham Industries, Inc. and First Victoria National Bank.

10.3	Lease and Rental Assignment, dated June 27, 2005, with First Victoria National Bank.

10.4	Promissory Note dated June 27, 2005.

99.1	Press release dated June 29, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITCHAM INDUSTRIES, INC.

Date: June 30, 2005	By:	/s/ Billy F. Mitcham, Jr.

Billy F. Mitcham, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement, dated as of June 27, 2005 between Mitcham Industries, Inc. and First Victoria National Bank.

10.2	Security Agreement, dated June 27, 2005, between Mitcham Industries, Inc. and First Victoria National Bank.

10.3	Lease and Rental Assignment, dated June 27, 2005, with First Victoria National Bank.

10.4	Promissory Note dated June 27, 2005.

99.1	Press release dated June 29, 2005.